EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Darden Restaurants, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 of Darden Restaurants, Inc. dated October 9, 2007, of our report dated March 1, 2007, with respect to the consolidated balance sheets of RARE Hospitality International, Inc. and subsidiaries (RARE) as of December 31, 2006 and December 25, 2005, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, which report appears in the Form 8-K/A of Darden Restaurants, Inc. dated October 9, 2007, and to the reference to our firm under the heading “Experts” in the prospectus, which is part of the registration statement.

Our report dated March 1, 2007 refers to a change to the method of accounting for share based payment and a change to the method of quantifying errors.

/s/ KPMG LLP

Atlanta, Georgia

October 8, 2007